Subsidiaries of the Registrant


Parent
------

Osage Federal Financial, Inc.


                             State or Other
                             Jurisdiction of        Percentage
Subsidiaries                Incorporation           Ownership
------------                -------------           ---------

Osage Federal Bank           United States            100%